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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    August 14, 2000




                       SONUS COMMUNICATION HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)



     DELAWARE                                         0-30124                   54-1939577

(State or other jurisdiction                         (Commission                (IRS Employer
 of incorporation)                                   File Number)                Identification No.)




          55 John Street
          2nd Floor
          New York, NY                           10038
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:

                                 (212) 285-4300


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Item 4. Changes in Registrant's Certifying Accountant

       On August 14, 2000, Sonus Communication Holdings, Inc. ("Sonus") dismissed Lazar Levine & Felix LLP ("Lazar") as its independent auditing firm.

       The audit reports of Lazar on the consolidated financial statements of Sonus for each of the past two years ended December 31, 1998 and December 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles

       The decision to dismiss the independent auditing firm has been approved and ratified by the Sonus Board of Directors.

       During the two fiscal years ended December 31, 1999, and the subsequent interim period through August 14, 2000, there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Lazar's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years and the subsequent interim period through August 14, 2000.

       Sonus has requested that Lazar furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter will be filed with the Commission within two business days of receipt of such letter and will become part hereof as
Exhibit 16 and is incorporated herein by reference.


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7.     Financial Statements, Pro Forma Financial Information and Exhibits.

       (a) Financial statements

       Not applicable.

       (b) Pro Forma financial information

       Not applicable

       (c) Exhibits.

       Exhibit 16. Sonus will file the letter from Lazar, addressed to the Commission stating whether or not it agrees with the statements made in
       Item 4 above, within two business days of receipt of such letter.




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              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                SONUS COMMUNICATION HOLDINGS, INC.
                                (Registrant)


                                 By: /s/ John K. Friedman
                                ------------------------------------
                                Name:  John K. Friedman
                                Title: President

Dated: August 25, 2000